Exhibit 10.58

DECEMBER 2011 BRIDGE FINANCING NOTE NO. 1

THE OFFER AND SALE OF THIS NOTE (THE “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE LAWS OF ANY STATE. THE NOTE MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, MORTGAGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH TRANSFER OR AN OPINION OF ISSUER’S LEGAL COUNSEL THAT SUCH REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED BY VIRTUE OF AN AVAILABLE EXEMPTION THEREFROM.

PROMISSORY NOTE

US$	Issuance Date: August 1, 2011

FOR VALUE RECEIVED, the undersigned, First Physicians Capital Group, Inc., a Delaware corporation (“FPCG”) , promises to pay or cause to be paid to the order of                     , a                                 (the “Initial Holder”), or, if this Note is later held by a Subsequent Holder (as that term is defined herein) as a result of a Permitted Transfer (as that term is defined herein), then to such Subsequent Holder (as that term is defined herein), in lawful money of the United States of America without set-off, demand, deduction or counterclaim, the aggregate principal amount of                                              (the “Principal”) on the Maturity Date (as that term is defined below), together with interest (the “Interest”) at a rate equal to ten percent (10%) per annum (the “Interest Rate”) calculated on a 365-day year and on the basis of actual days elapsed during the period beginning on and inclusive of the date first set forth above (such date, the “Issuance Date”) until the Principal becomes due and payable, whether upon the Maturity Date, or such other date by acceleration or otherwise in accordance with the terms hereof. For the avoidance of doubt, unless otherwise stated, the term “Holder” as used herein refers to each and any Holder of this Note, including the Initial Holder, any Subsequent Holder (as that term is defined herein), and, in the event that there is more than one Holder of this Note, then all such Holders jointly and severally. This Note may not be offered, sold, transferred, assigned, pledged, mortgaged, hypothecated, transferred, conveyed or otherwise disposed of by the Holder in the absence of an effective registration statement under the Securities Act with respect to such transfer or an opinion of FPCG’s legal counsel that the registration of such transfer is not required by virtue of an available exemption therefrom. Notwithstanding the foregoing, this Note may be transferred only (i) to an affiliate of the Holder for estate planning purposes, or (ii) to a third party at the option of the Holder following the occurrence of an uncured and unwaived Event of Default hereunder (any such subsequent holder of this Note, a “Subsequent Holder,” and each of the transfers set forth in clauses (i) and (ii) of this sentence, a “Permitted Transfer”); provided, however, that any Permitted Transfer shall be subject to compliance with all applicable securities laws and shall not be made in the absence of an effective registration statement under the Securities Act with respect to such transfer or an opinion of FPCG’s legal counsel that the registration of such transfer is not required by virtue of an available exemption therefrom. Certain capitalized terms used herein are defined in Section 20.

This Note is issued in connection with the sale and issuance of up to $3,313,000 in principal amount of promissory notes (the “Notes”). Each Note shall rank on a pari passu basis in all respects with all other Notes issued in such financing (the “Bridge Financing”) and all such Notes shall be repaid by the Company on a pari passu, pro rata basis. As additional consideration for the purchase of Notes, each participant in the Bridge Financing shall be issued a financing warrant to purchase shares of the Common Stock of the Company at an exercise price of $0.01 per share (each a “Warrant” and together, the “Warrants”).

1. Payments of Principal. On the Maturity Date (as that term is defined herein), FPCG shall pay to the Holder the unpaid Principal of this Note, together with any accrued and unpaid Interest. The “Maturity Date” shall be June 30, 2014 or, (a) if extended at the option of FPCG pursuant to the terms of Section 3 hereof, then on such later date; (b) if accelerated at the option of Holder in accordance with the terms of Section 6 hereof, then on such earlier date; (c) the date on which the entire Principal, together with any accrued but unpaid Interest, is repaid; (d) if extended by mutual agreement of Holder and FPCG, then on such later date; or (e) the date on which the outstanding Principal, together with accrued but unpaid Interest, is otherwise reduced to zero, regardless of the nature of or reason for such reduction.

2. Interest. Interest accrues at the Interest Rate on all outstanding unpaid Principal owed under this Note and shall begin to accrue on the Issuance Date and may be paid from time to time in amounts as determined by FPCG up to, but not including, the date on which the entire Principal is repaid (each, an “Interest Date”). Interest accrues at the Interest Rate on all outstanding unpaid Principal owed under this Note. If Interest is not paid on the first business day of each year following the Issuance Date, it shall thereafter bear like interest as the Principal.

3. Maturity Date Extension. The Maturity Date of this Note may be extended (a) at the option of FPCG (which option may be exercised in FPCG’s sole and absolute discretion, for any reason or no reason at all), to September 30, 2014, or (b) upon mutual agreement of the Holder and FPCG. In the event that FPCG chooses to exercise the option set forth in clause (a) of this Section 3, FPCG shall deliver to the Holder written notice of such election on or prior to June 23, 2014.

4. Repayment by FPCG. FPCG may at any time and from time to time prepay all or any portion of the outstanding Principal and/or any accrued but unpaid Interest to the Holder without premium or penalty.

5. Intentionally Omitted.

6. Covenants.

(a) Call Right on Equity Financing. In the event that (a) FPCG completes an equity financing for its own account or for the account of one of its subsidiaries, and the aggregate gross proceeds of such entity exceed five million dollars ($5,000,000) or FPCG and its subsidiaries collectively incur more than Seven Million Five Hundred Thousand Dollars ($7,500,000) in new debt after the Issuance Date of this Note and without the written consent of holders of notes that represent a majority of the aggregate outstanding principal balance of the Notes (“Required Majority”), then the Holder may, at its option, declare by written notice to FPCG the unpaid Principal of the Note (together with all accrued but unpaid Interest thereon) to be immediately due and payable, and, in such event, FPCG shall immediately pay to the Holder all such amounts due and payable with respect to this Note.

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(b) Incurrence of Indebtedness. Beginning on the Issuance Date of this Note, and ending on the Maturity Date or on the date on which this Note is otherwise cancelled or terminated, whichever is earlier, FPCG shall not incur or guarantee, assume or suffer to exist any Indebtedness, other than the Indebtedness evidenced by this Note and Permitted Indebtedness, without the consent of a Required Majority, which shall not be unreasonably withheld, conditioned or delayed.

(c) Asset Sales. Beginning on the Issuance Date of this Note, and ending on the Maturity Date or on the date on which this Note is otherwise cancelled or terminated, whichever is earlier, FPCG shall not complete any Asset Sale without the prior consent of a Required Majority, which consent shall not be unreasonably withheld, conditioned or delayed.

(d) Use of Proceeds. FPCG will use amounts received from Holder pursuant to this Note for general corporate purposes.

7. Default.

(a) Events of Default. The occurrence of any of the following prior to the Maturity Date, unless otherwise waived by a Required Majority, shall constitute an “Event of Default” under this Note:

(i) Failure to Pay. FPCG shall fail to pay (i) within five (5) business days of FPCG’s receipt of Holder’s written notice of such failure to pay any Principal or Interest payment when due hereunder or (ii) any other payment required under the terms of this Note on the date due and such payment shall not have been made within five (5) business days of FPCG’s receipt of Holder’s written notice to FPCG of such failure to pay.

(ii) Voluntary Bankruptcy or Insolvency Proceedings. FPCG shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature; (iii) make a general assignment for the benefit of its or any of its creditors; (iv) be dissolved or liquidated; (v) become insolvent (as such term may be defined or interpreted under applicable law); (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vii) take any action for the purpose of effecting any of the foregoing.

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(iii) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of FPCG or of all or substantially all of its real or personal property, or an involuntary proceeding for liquidation, reorganization or other relief with respect to FPCG or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered; provided, that if any such proceeding is commenced but subsequently dismissed or discharged within sixty (60) days of commencement, it shall not constitute an Event of Default; and provided further, that, notwithstanding anything herein to the contrary, Holder may not exercise any of the rights or remedies available to it by virtue of and as set forth in Section 7(b) hereof until the expiration of such (60) day period.

(iv) Covenant Compliance. FPCG shall fail to observe or perform any other covenant or agreement contained in this Note which failure is not either waived or cured, if possible to cure, within five (5) Business Days after notice of such default is sent by the Holder.

(v) Representations and Warranties. Any representation or warranty of FPCG made herein shall be untrue or incorrect in any material respect as of the date hereof.

(b) Rights of Holder upon Default. Except as otherwise qualified or limited by the terms and conditions of this Note, the Warrants, any agreements in connection with the Bridge Financing or applicable law, upon the occurrence or existence of any unwaived or uncured Event of Default described in Section 7(a)(i), (iv) or (v) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to FPCG, declare all then-outstanding Principal and Interest obligations due on the date of such Event of Default by FPCG hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Except as set forth in Section 7(a)(iii) hereof, upon the occurrence or existence of any unwaived or uncured Event of Default described in Sections 7(a)(ii) or (iii), by written notice to FPCG, all then-outstanding Principal and Interest obligations due by FPCG hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to it hereby or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

8. Reissuance of This Note.

(a) Lost, Stolen or Mutilated Note. Upon receipt by FPCG of evidence reasonably satisfactory to FPCG of the loss, theft, destruction or mutilation of this Note, an affidavit from Holder to such effect, an indemnity in form and substance reasonably acceptable to FPCG and, in the case of mutilation, upon surrender and cancellation of this Note, FPCG shall execute and deliver to the Holder a new note (in accordance with Section 8(b)) representing the Principal amount then-outstanding.

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(b) Issuance of New Notes. Whenever FPCG is required to issue a new note pursuant to the terms of this Note, such new note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new note, the Principal remaining outstanding as of the date on which such new note is executed, (iii) shall have an issuance date, as indicated on the face of such new note, which is the same as the Issuance Date of this Note, and (iv) shall have the same rights and conditions as this Note.

9. Representations and Warranties. In order to induce the Holder to advance the funds represented by this Note to FPCG, FPCG, hereby makes each of the following representations and warranties to Holder:

(a) FPCG (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has the necessary power and authority to own its property and assets and to engage in its business operations as currently conducted; (iii) has the necessary power and authority to execute and deliver this Note and to perform its obligations hereunder and thereunder; and (iv) has taken all necessary action to authorize the execution, delivery and performance of this Note.

(b) This Note upon its due execution and delivery constitutes the legal, valid and binding obligation of FPCG enforceable against FPCG in accordance with its terms except as the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

10. Remedies, Characterizations and Other Obligations. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any material, uncured failure by FPCG to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of FPCG (or the performance thereof).

11. Payment of Collection, Enforcement and Other Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding, or (b) there occurs any bankruptcy, reorganization, receivership of FPCG or other similar proceeding, in each case, involving a claim under this Note, then FPCG shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

12. Construction; Headings. This Note shall be deemed to be jointly drafted by FPCG and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

13. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

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14. Notices; Payments.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise specifically provided herein, such notice shall be in writing (to the parties at the addresses set forth below the recipients’ signature to this Note, or at such other address as shall be given in writing by a party to the other parties) and will be deemed given at the earlier of (i) the time of actual delivery, (ii) the next business day after deposit with a nationally recognized overnight courier specifying next day delivery, with written verification of receipt, (iii) when delivered if sent electronically or via facsimile, or (iv) on the fifth (5th) business day following the date deposited with the United States Postal Service, postage prepaid, certified with return receipt requested. (or to a party at such other address as such party may have specified by notice given to the other party pursuant to this provision). All notices, requests, demands and other communications hereunder, and shall be deemed to have been duly given

(b) Payments. Whenever any payment in cash is to be made by FPCG to any Person pursuant to this Note, such payment shall be made (i) in lawful money of the United States of America by a check drawn on the account of FPCG and sent via overnight courier service to such Person at such address as previously provided to FPCG in writing or (ii) via wire transfer of immediately available funds in accordance with the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the following Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.

15. Cancellation. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full in cash, this Note shall automatically be deemed canceled, shall be surrendered to FPCG for cancellation and shall not be reissued.

16. Governing Law; Jurisdiction. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note and all disputes arising hereunder shall be governed by, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Without limiting the generality of the foregoing, the parties agree that the Interest Rate shall be governed by Section 2301 of the Delaware Commerce and Trade Code (Title 6, Subtitle II, Chapter 23 of the Delaware Code, as subsequently amended, modified or revised. Any suit, action or proceeding seeking to enforce any provision of, or based on any dispute or matter arising out of or in connection with, this Note must be brought in the state or federal courts located in Los Angeles County, California. Each of Holders and FPCG: (a) consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding, (b) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, (c) will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) will not bring any action arising out of this Note in any other court.

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17. Usury. Notwithstanding anything to the contrary set forth herein, in no event shall amounts paid hereunder exceed the highest rate permitted under applicable usury laws. If any amounts collected by Holder hereunder exceed such rate, said excess amounts shall be applied first to the reduction of the unpaid Principal balance under this Note and then to the reduction of accrued but unpaid Interest, or, if such excess amounts exceed the unpaid balance of Principal and accrued but unpaid Interest under this Note, such excess amounts shall be immediately refunded in cash to FPCG.

18. Legal Fees. FPCG shall upon request of Holder promptly reimburse Holder for all legal fees, costs and expenses incurred by Holder in connection with (i) the drafting, preparation and negotiation of this Note and the Warrants, and the evaluation of the transactions contemplated hereby and thereby; and (ii) the preparation of a Securities and Exchange Commission Form 3 and Schedule 13D or 13G in connection with the transactions represented by this Note and the Warrants. Notwithstanding the foregoing, the aggregate amount of legal fees, costs and expenses for which FPCG shall be obligated to reimburse Holder hereunder shall not (considered together with legal fees, costs and expenses incurred by the holders of any notes comprising the Bridge Financing or such matters) exceed Five Thousand Dollars ($5,000).

19. Certain Waivers. All persons now or hereafter liable for payment of the Principal due under this Note, or any part hereof, do hereby expressly waive presentment for payment, notice of dishonor, protest and notice of protest, and agree that the time for the payment of all or any part of the outstanding balance under this Note may be extended without releasing or otherwise affecting their obligation to pay on this Note.

20. Certain Definitions. For purposes of this Note, the following terms shall have the following meanings:

(a) “Asset Sale” means the sale of a substantial portion of FPCG’s assets other than in the ordinary course of business.

(b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to remain closed.

(c) “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

(d) “Common Stock” shall mean the common stock of FPCG, par value $0.01 per share.

(e) “GAAP” means United States generally accepted accounting principles, consistently applied.

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(f) “Indebtedness” means any indebtedness which does not constitute Permitted Indebtedness and which:

(i) represents borrowed money;

(ii) is evidenced by bonds, notes or similar negotiable instruments;

(iii) represents banker’s acceptances; or

(iv) represents Capital Lease Obligations;

provided, however, that indebtedness shall constitute Indebtedness only if and only to the extent that any of the preceding items would appear as a liability upon a balance sheet of FPCG prepared in accordance with GAAP.

(g) “Permitted Indebtedness” means (i) any indebtedness of FPCG or its subsidiaries created in the ordinary course of business; (ii) the Bridge Financing; (iii) indebtedness of which the Holder has actual knowledge; (iv) accrued expenses; (v) trade payables, (vi) indebtedness that is not in excess of $100,000.

(h) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

21. Amendment or Waiver. Both this Note and the terms and conditions of the Bridge Financing, including, without limitation, the aggregate value of the Notes issued thereunder, may be amended or a provision hereof waived only in a writing signed by the Company and a Required Majority; provided, however, that any such amendment or waiver shall apply to all Notes issued in the Bridge Financing. The Holder acknowledges that a Required Majority will have the right and power to diminish or eliminate all rights of the Holder hereunder.

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IN WITNESS WHEREOF, FPCG has caused this Note to be duly executed as of January 10, 2014.

FIRST PHYSICIANS CAPITAL GROUP, INC.

By:
Sean Kirrane
Chief Executive Officer

ACKNOWLEDGED AND AGREED TO:

HOLDER:

By:

Name, Title